24
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                     AGREEMENT AND PLAN OF REORGANIZATION between
                       CHINO VALLEY BANK and CVB FINANCIAL CORP.,
                                    on the one hand, and
                 CITIZENS COMMERCIAL TRUST & SAVINGS BANK of PASADENA,
                                      on the other

                              Dated as of November 1, 1995
                                   TABLE OF CONTENTS

            ARTICLE 1 THE MERGER SUB MERGER AND THE MERGER............
              1.1  The Merger Sub Merger..............................
              1.2  The Merger.........................................
              1.3  Noncompetition Agreements..........................
              1.4  Shareholders' Agreements...........................
            ARTICLE 2 CASH CONSIDERATION..............................
              2.1  Conversion Amount Calculations.....................
              2.2  Citizens Earnings..................................
              2.3  Officer's Certificate and Accountant's Review......
            ARTICLE 3 CONVERSION OF SHARES............................
              3.1  The Bank to Make Conversion Amount Available.......
              3.2  Conversion of Shares...............................
            ARTICLE 4 CITIZENS REPRESENTATIONS AND WARRANTIES.........
              4.1  Corporate Organization and Authority...............
              4.2  Capitalization.....................................
              4.3  Agreement Authority................................
              4.4  No Violation.......................................
              4.5  Consents and Approvals.............................
              4.6  Loan Portfolio.....................................
              4.7  Regulatory Agency Reports and Action...............
              4.8  Financial Statements and Undisclosed Liabilities...
              4.9  Broker's Fees......................................
              4.10 Absence of Certain Changes or Events...............
              4.11 Legal Proceedings..................................
              4.12 Taxes..............................................
              4.13 Employee Benefit Plans and Employment
                   and Labor Contracts................................
              4.14 Shareholder Disclosures............................
              4.15 Citizens Information...............................
              4.16 Compliance with Applicable Law.....................
              4.17 Certain Contracts..................................
              4.18 Agreements with Regulatory Agencies................
              4.19 Intellectual Property..............................
              4.20 Environmental Liabilities..........................
              4.21 Title to Property..................................
              4.22 Minute Books.......................................
              4.23 Accounting Records and Data Processing.............
              4.24 Insurance..........................................
              4.25 Investments........................................
              4.26 Certain Interests..................................
              4.27 Powers of Attorney.................................
              4.28 Accuracy and Currentness of Information Furnished..
              4.29 Effective Date of Representations,
                   Warranties, Covenants and Agreements...............
                                     25
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            ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF CVB, THE BANK AND MERGER
                 SUB .................................................
                 5.1  Corporate Organization..........................
                 5.2  Agreement Authority.............................
                 5.3  No Violation....................................
                 5.4  Consents and Approvals..........................
                 5.5  Authority of Merger Sub.........................
                 5.6  Financial Statements and Undisclosed
                       Liabilities....................................
                 5.7  Broker's Fees...................................
                 5.8  Absence of Certain Changes or Events............
                 5.9  The Bank Information............................
                 5.10 Agreements with Regulatory Agencies.............
                 5.11 Approvals.......................................

            ARTICLE 6 COVENANTS RELATING TO CONDUCT OF BUSINESS
                         UNTIL THE EFFECTIVE TIME.....................
                6.1  Covenants of Citizens............................
                6.2  Certain Loans and Other Extensions of Credit.....
                6.3  No Solicitation and the Like.....................
                6.4  Disposition of Employee Benefit Plans............
                6.5  Amendments to Severance Compensation Agreements..
                6.6  Citizens Disclosure Schedule.....................
                6.7  Disposition of SBA Loans.........................
                6.8  Allowance for Loan Losses........................
                6.9  Covenants of the Bank and CVB....................
                6.10 Benefit Plan Liability...........................

           ARTICLE 7 ADDITIONAL COVENANTS.............................
                7.1  Regulatory Matters...............................
                7.2  Access to Citizens Information...................
                7.3  Shareholder Meeting..............................
                7.4  Legal Conditions to Merger Sub Merger
                       and Merger.....................................
                7.5  Indemnification and Directors and Officers Insurance
                7.6  Subsequent Interim Financial Statements..........
                7.7  Environmental Reports............................
                7.8  Formation of Merger Sub..........................
                7.9  Additional Agreements............................
                7.10 Execution of Merger Sub Merger
                      Agreement and Agreement of Merger...............
                7.11 Structural Testing...............................
                                    26
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            ARTICLE 8 CONDITIONS PRECEDENT............................
                8.1  Conditions to Each Party's Obligation To
                        Effect the Merger.............................
                8.2  Conditions to Obligations of CVB, the Merger
                         Sub and the Bank ............................
                8.3  Conditions to Obligations of Citizens............

            ARTICLE 9 EMPLOYEE BENEFITS...............................
                 9.1  Citizens Employee Benefits......................

            ARTICLE 10 TERMINATION AND AMENDMENT......................
                 10.1  Termination....................................
                 10.2  Effect of Termination..........................
                 10.3  Amendment......................................
                 10.4  Extension and Waiver...........................

            ARTICLE 11 GENERAL PROVISIONS.............................
                 11.1  The Closing....................................
                 11.2  Nonsurvival of Representations, Warranties
                       and Agreements.................................
                 11.3  Expenses.......................................
                 11.4  Alternative Transaction Fee....................
                 11.5  Notices........................................
                 11.6  Interpretation.................................
                 11.7  Counterparts...................................
                 11.8  Entire Agreement...............................
                 11.9  Governing Law..................................
                 11.10 Public Statements..............................
                 11.11 Assignment.....................................
                 11.12 Third Parties..................................
                 11.14 Severability...................................
                 11.15 Attorneys' Fees................................

                         AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 1st day of November, 1995, by and among Chino Valley Bank (the "Bank"), a California banking corporation and a wholly-owned subsidiary of CVB Financial Corp., a California corporation ("CVB") and CVB, on the one hand, and Citizens Commercial Trust & Savings Bank of Pasadena, a California banking corporation ("Citizens"), on the other (the "Agreement"), with reference to the following facts:

        A. The Boards of Directors of the Bank, CVB and Citizens have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for in this Agreement; and

        B. In connection with the business combination, the Bank shall form a new non-bank subsidiary of the Bank (the "Merger Sub")in accordance with Section 772 of the California Financial Code and the rules and regulations of the California Superintendent of Banks (the "Superintendent") thereunder; and

        C. The parties hereto desire to consummate the business combination through a merger which will be structured so that (i) the Merger Sub will be merged with and into Citizens (the "Merger Sub Merger") and (ii) immediately following the Merger Sub Merger, Citizens will be merged with and into the Bank (the "Merger") and the Citizens Shareholders (as defined in the Glossary attached hereto as Appendix A) will receive cash in an amount per share equal to the Conversion Amount (as defined below); and

        D. The Merger Sub Merger and the Merger require certain shareholder and regulatory approvals and shall be effected only after such approvals have been obtained; and

         E. The parties desire to make certain representations, warranties and agreements in connection with, and prescribe certain conditions to, the Merger Sub Merger and the Merger.

              NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree to the following provisions. Capitalized terms not heretofore or hereafter defined shall have the meanings set forth in the Glossary.
                                    28
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                           ARTICLE 1

                THE MERGER SUB MERGER AND THE MERGER

Section 1.1 The Merger Sub Merger

   (a) Organization of Merger Sub. The Bank shall use its best efforts to perfect the organization of the Merger Sub in accordance with the California Financial Code and the rules and regulations promulgated thereunder prior to the Closing Date. The directors and officers of the Merger Sub, and the Articles of Incorporation and Bylaws of the Merger Sub, shall be determined by the Bank. Subject to the provisions of this Agreement, the parties hereto shall request that the approval of the Merger Sub Merger to be issued by the Superintendent on or prior to the Closing Date. The Merger Sub Merger shall become effective upon the filing of the Merger Sub Merger Agreement (as defined in the Glossary) with the California Secretary of State (the "California Secretary") in accordance with the California Corporations Code (the "Effective Time of the Merger Sub Merger"), which the parties shall undertake to cause to occur as of the Closing Date and immediately prior to the Effective Time.

   (b) Merger of Merger Sub and Citizens. At the Effective Time of the Merger Sub Merger, the Merger Sub shall merge with and into Citizens, and Citizens shall be the surviving entity. All rights, franchises and interests of Merger Sub in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Citizens by virtue of the Merger Sub Merger without any deed or other transfer, and Citizens shall hold and enjoy all rights or property, franchises and interests, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Merger Sub at the Effective Time of the Merger Sub Merger.

   (c) Effect on Citizens Stock. At the Effective Time of the Merger Sub Merger, each share of the common stock of Citizens (the "Citizens Common Stock") which is issued and outstanding immediately prior to the Effective Time of the Merger Sub Merger (other than Dissenting Shares) shall, on and at the Effective Time of the Merger Sub Merger and without any action on the part of the holders thereof, be converted into the right to receive cash in an amount equal to the Conversion Amount (determined in accordance with Section
2.1 below). All of the shares of Citizens Common Stock which are issued and outstanding immediately prior to the Effective Time of the Merger Sub Merger shall no longer be outstanding and shall automatically be canceled and shall cease to exist. Each certificate previously representing shares of Citizens Common Stock issued and outstanding immediately prior to the Effective Time of the Merger Sub Merger (each, a "Citizens Certificate") shall thereafter represent the right to receive cash in an amount equal to the Conversion Amount.
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

   (d) Dissenting Shares. Dissenting Shares shall be purchased and paid for in accordance with Sections 1300, et seq., of the California Corporations Code. A holder of Dissenting Shares shall have no other rights under this Agreement.

   (e) Effect on Merger Sub Stock. At the Effective Time of the Merger Sub Merger, each share of Merger Sub stock issued and outstanding immediately prior to the Effective Time of the Merger Sub Merger shall, on and at the Effective Time of the Merger Sub Merger and without any action on the part of the holder thereof, be converted into, and shall for all purposes be deemed to represent, one share of Citizens Common Stock. Because the Merger Sub Merger is subject to, and will occur only if it is immediately followed by, the Merger and the cancellation of the Citizens Common Stock, no certificates representing shares of Citizens Common Stock resulting from the conversion of the Merger Sub stock as a result of the Merger Sub Merger will be issued.

    (f) Directors and Officers of Citizens. At the Effective Time of the Merger Sub Merger, the directors of Merger Sub shall be the directors of Citizens until their successors have been chosen and qualified in accordance with the Articles of Incorporation and Bylaws of Citizens. The officers of Merger Sub at the Effective Time of the Merger Sub Merger shall be the officers of Citizens until they resign or are replaced or terminated by the Board of Directors of Citizens or otherwise in accordance with Citizens' Articles of Incorporation or Bylaws.

            Section 1.2  The Merger.

   (a) Merger of Citizens and the Bank. Immediately following the Effective Time of the Merger Sub Merger, and subject to the terms and conditions of this Agreement, and in accordance with the California Corporations Code and the California Financial Code, Citizens shall merge with and into the Bank, and the Bank shall be the surviving corporation (the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of its state of incorporation. Upon consummation of the Merger, the separate corporate existence of Citizens shall terminate. All rights, franchises and interests of Citizens in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Bank by virtue of the Merger without any deed or other transfer, and the Bank shall hold and enjoy all rights or property, franchises and interests, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Citizens at the Effective Time.

   (b) The Effective Time. Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the filing a copy, certified by the California Secretary, of the Agreement of Merger with the Superintendent in accordance with the California Financial Code and the California Corporations Code (the "Effective Time").

   (c) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Time and as amended by the Agreement of Merger, shall be the Articles of Incorporation of the Surviving Corporation.

   (d) Bylaws. At the Effective Time, the Bylaws of the Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

    (e) Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation shall be the members of the Board of Directors and the officers of the Bank as constituted immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

    Section 1.3 Noncompetition Agreements. Concurrently with the execution of this Agreement, Citizens shall cause each of its directors, the President and the Chief Executive Officer to enter into a Noncompetition Agreement.

    Section 1.4 Shareholders' Agreements. Concurrently with the execution of this Agreement, Citizens shall cause each of its directors and each shareholder owning in the aggregate five percent or more of the outstanding shares of Citizens Common Stock to enter into a Shareholder's Agreement.

                                ARTICLE 2

                            CASH CONSIDERATION
    Section 2.1 Conversion Amount Calculations. Except for Dissenting Shares, each share of Citizens Common Stock outstanding immediately prior to the Effective Time of the Merger Sub Merger shall be converted into the right to receive an amount in cash (the "Conversion Amount") equal to:

      (a)    $2,000 per share of Citizens Common Stock; plus
      (b)    an amount per share of Citizens Common Stock equal to:

              (i)  the sum of:
              (A) the Citizens Earnings between October 1, 1995 and the close of business on the last day of the month ended prior to the Closing Date, determined as provided in Section 2.2 below; and

              (B) if the Closing Date is on a day other than the first day of a calendar month, the product of (1) the number of days elapsed in that month (to and including the day before the Closing Date) and (2) the average daily net earnings of Citizens for 1995, calculated on the basis of a 365-day year; divided by
             (ii)  9,000; and such quotient less

             (C) an amount equal to the per share amount declared in the aggregate as cash dividends on the Citizens Common Stock between October 1, 1995 and the Closing Date.

    Section 2.2 Citizens Earnings. The "Citizens Earnings" shall mean the earnings of Citizens, determined in accordance with GAAP on a basis consistent with past practice, with all accruals and reserves necessary to fairly present the earnings of Citizens for the period from October 1, 1995 to the close of business on the last day of the month ended prior to the Closing Date, less any Transaction Costs; provided, however, that the effect of the following shall not be taken into account in making the determination of the Citizen Earnings: (i) the expense incurred by Citizens in terminating or cancelling any and all contracts required to be terminated by this Agreement or hereafter requested by the Bank to be terminated, including severance agreements, consulting agreements, deferred compensation agreements, employee benefit plans, and the like, and (ii) the amount of any provisions for loan losses taken by Citizens not later than three days prior to the Closing Date pursuant to Section 6.8 to provide an allowance which meets the formula criteria set forth therein. All adjustments required by Statement of Financial Accounting Standards No. 114 shall be made in determining Citizens Earnings.

    Section 2.3  Officer's Certificate and Accountant's Review
The Conversion Amount, the Citizens Earnings and the Transaction Costs shall be set forth not later than three days prior to the Closing Date in a Purchase Price Certificate. The procedures upon which the calculation of the Conversion Amount, including the Citizens Earnings (and the Transaction Costs), shall be reviewed and confirmed by Deloitte & Touche, or such other independent accountants as the Bank may designate.

                              ARTICLE 3

                          CONVERSION OF SHARES

    Section 3.1  The Bank to Make Conversion Amount Available
At or prior to the Effective Time of the Merger Sub Merger, the Bank shall deposit cash in an amount equal to the Conversion Amount multiplied by 9,000 (such total, the "Exchange Fund") with a bank or trust company selected by the Bank and reasonably acceptable to Citizens (the "Exchange Agent") for the benefit of the holders of Citizens Certificates, for exchange in accordance with this Agreement, and (ii) an agreement between the Bank and the Exchange Agent in form and substance reasonably acceptable to Citizens.
                                    33
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    Section 3.2  Conversion of Shares

    (a) As soon as practicable after the Effective Time of the Merger Sub Merger, the Exchange Agent shall mail to each of the holders of record of Citizens Certificates instructions for the surrender of the Citizens Certificates. Upon surrender of a Citizens Certificate for exchange and cancellation to the Exchange Agent, duly endorsed as the Bank or the Exchange Agent may require, the holder of such Citizens Certificate shall be entitled to receive in exchange therefor a check representing an amount of cash equal to the Conversion Amount multiplied by the number of shares of Citizens Common Stock surrendered for exchange. No interest shall be paid or accrued on the cash payable to holders of Citizens Certificates.

    (b) After the Effective Time of the Merger Sub Merger, there shall be no transfers on the stock transfer books of Citizens of the shares of Citizens Common Stock which were outstanding immediately prior to the Effective Time of the Merger Sub Merger. In the event of a transfer of ownership of any Citizens Common Stock not registered in the transfer records of Citizens, a check may be issued to the transferee if the Citizens Certificate representing such Citizens Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes, if any, have been paid.

   (c) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former shareholders of Citizens Common Stock for nine months after the Effective Time of the Merger Sub Merger shall be transferred to the Bank to be held in trust. Any shareholders of Citizens who have not theretofore complied with this Agreement shall thereafter look only to the Bank for payment of the cash deliverable pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Citizens Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (d)  In the event any Citizens Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Citizens Certificate to be lost, stolen or destroyed and, if required by the Bank, the posting by such person of a bond in such amount as the Bank may reasonably direct as indemnity against any claim that may be made against it with respect to such Citizens Certificate, the Exchange Agent shall issue in exchange for such Citizens Certificate the cash deliverable in respect thereof pursuant to this Agreement.
                                    34
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                               ARTICLE 4

                   CITIZENS REPRESENTATIONS AND WARRANTIES

      Citizens hereby represents and warrants to the Bank as follows:

    Section 4.1  Corporate Organization and Authority.
Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Citizens has the corporate power and authority to own or lease all of its properties and assets, and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in the Glossary) on Citizens. Citizens holds no equity shares of or any partnership interest in any other entity except for shares acquired through foreclosure and listed in the Citizens Disclosure Schedule. Citizens has delivered to the Bank true and correct copies of its Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof.

    Section 4.2 Capitalization. The authorized capital stock of Citizens consists of 10,000 shares of Citizens Common Stock, no par value. There are 9,000 shares of Citizens Common Stock issued and outstanding, no shares are held in Citizens' treasury, and no shares are reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Citizens Common Stock have been duly authorized and validly issued, are fully paid and free of preemptive rights, and except as provided in California Financial Code Section 662, are not assessable. Citizens does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Citizens Common Stock or any securities representing the right to purchase or otherwise receive any shares of Citizens Common Stock.

    Section 4.3 Agreement Authority. Citizens has full corporate power and authority to execute and deliver this Agreement, the Merger Sub Merger Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Merger Sub Merger Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Citizens. The Board of Directors of Citizens shall submit the principal terms of this Agreement, the Merger Sub Merger Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby to Citizens shareholders for approval at a meeting of such shareholders. Except for such approval by a majority of the outstanding Citizens shares entitled to vote, no other corporate proceedings on the part of Citizens are necessary to approve this Agreement, the Merger Sub Merger Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Citizens and, assuming it is a valid and binding obligation of the Bank and CVB, constitutes a valid and binding obligation of Citizens, enforceable against Citizens in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and by Section 8(b)6(D) of the Federal Deposit Insurance Act (the "Act"). The Merger Sub Merger Agreement and Agreement of Merger, upon execution by the parties thereto, will each be a valid and binding obligation of Citizens, enforceable against Citizens in accordance with their respective terms, except as enforcement be limited by general principles of equity whether applied in a court of law or equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and by Section 8(b)6(D) of the Act.

    Section 4.4  No Violation.  Except as set forth in the Citizens
Disclosure Schedule, neither the execution and delivery of this Agreement, the Merger Sub Merger Agreement and the Agreement of Merger by Citizens nor the consummation by Citizens of the transactions contemplated hereby and thereby, nor compliance by Citizens with any of the terms or provisions hereof or thereof, will (a) violate any provision of the Articles of Incorporation or Bylaws of Citizens, or (b) assuming that the consents and approvals referred to herein are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Citizens, or any of its properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Citizens under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, other instrument or obligation to which Citizens is a party, or by which its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Citizens.

    Section 4.5  Consents and Approvals.
Except for (i) the filing of applications under the California Financial Code regarding the Merger Sub Merger and the Merger (the "State Banking Department Approvals") and approval of such applications; (ii) the filing of applications under Section 18(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 18289(c) (the "Bank Merger Act") regarding the Merger Sub Merger and the
Merger and approval of such applications; (iii) the filing with the Superintendent of the Proxy Statement (as defined in the Glossary); (iv) the approval of the principal terms of the Merger Sub Merger, the Merger and this Agreement by a majority of the outstanding Citizens Common Stock entitled to vote; (v) the required filings pursuant to applicable state law to effect the Merger Sub Merger and the Merger; or (vi) such other filings, authorizations or approvals as may be set forth in the Citizens Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency, Regulatory Agency (as defined in the Glossary) or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (a) the execution and delivery by Citizens of this Agreement, the Merger Sub Merger Agreement and the Agreement of Merger and (b) the consummation by Citizens of the Merger Sub Merger, the Merger and the other transactions contemplated hereby.

    Section 4.6 Loan Portfolio. Except as set forth in the Citizens Disclosure Schedule, Citizens is not a party as lender or participant to any written or oral (i) loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-earning assets) (each, a "Loan" and collectively, the "Loans"), under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provision; or (ii) any Loan to any director, executive officer or shareholder of Citizens. All of the Loans held by Citizens were solicited, originated and exist in material compliance with all applicable Citizens loan policies and applicable laws and regulations. Citizens has set forth on the Citizens Disclosure Schedule all unpaid Loans that prior to the date of this Agreement have been classified internally by Citizens or by any bank examiner as "substandard," "doubtful" or "loss."

    Section 4.7  Regulatory Agency Reports and Action.
Citizens timely has filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it is required to file with (i) the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the California State Banking Department, and (iii) any other Regulatory Agency(collectively, "Regulatory Agencies") and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Citizens or as set forth in the Citizens Disclosure Schedule, no Regulatory Agency has initiated or threatened any proceedings or, to the best knowledge of Citizens, any investigation into the business or operations of Citizens. Except as set forth in the Citizens Disclosure Schedule, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statements relating to any examinations of Citizens.

    Section 4.8  Financial Statements and Undisclosed Liabilities
Citizens has delivered to the Bank its audited financial statements for the years ended December 31, 1992, 1993 and 1994, certified by independent certified public accountants, and its unaudited financial statements at and for the nine months ending September 30, 1995. The financial statements delivered by Citizens to the Bank were prepared in accordance with GAAP applied on a consistent basis, except as disclosed therein or in the notes thereto, and present fairly the financial position of Citizens as of the dates thereof and the results of operations and changes in shareholders' equity and cash flows as applicable for the periods then ended. None of such financial statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Citizens has not incurred any liabilities or obligations, either accrued or contingent that have not been either reflected on the financial statements of Citizens as of December 31, 1994, incurred subsequent to December 31, 1994 in the ordinary course of business, or as set forth on the Citizens Disclosure Schedule. Citizens does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any Regulatory Agency) that is likely to result in or cause a Material Adverse Effect of Citizens that is not fairly reflected in the audited financial statements on Citizens as of December 31, 1994 or otherwise disclosed in this Agreement.

    Section 4.9 Broker's Fees. Neither Citizens nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Citizens has engaged, and will pay a financial advisory fee in accordance with the terms of a letter agreement with, C.E. Peterson & Company.

    Section 4.10 Absence of Certain Changes or Events. Except as may be set forth in the Citizens Disclosure Schedule or as otherwise contemplated by this Agreement, since December 31, 1994:

   (a) No event has occurred which has had or may reasonably be expected to have a Material Adverse Effect on Citizens;

   (b) Citizens has carried on its business in the ordinary and usual course consistent with its current practices;

   (c) Citizens has not incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for Taxes (as defined in the Glossary)), other than those obligations and liabilities incurred in the ordinary course of its business which would not have, or may reasonably be expected not to have, a Material Adverse Effect on Citizens, or those obligations and liabilities incurred under the contracts and commitments referred to elsewhere herein;

   (d) Citizens has not mortgaged, pledged or subjected to any lien or lease any of its assets, tangible or intangible, or permitted or suffered any such asset to be subjected to any lien or lease, except in the ordinary course of business; acquired or disposed of any assets or properties, or entered into any contract for any such acquisition or disposition, except acquisitions and dispositions in the ordinary course of business; declared, paid, or set apart any sum or property for any dividend or other distribution or paid or transferred any funds or property to the shareholders of Citizens except for regular quarterly dividend payments in an amount not exceeding $4 a share on the first day of each calendar quarter, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;

   (e) Other than (a) acceleration of certain vesting requirements of Deferred Compensation Agreements, and (b) the award of six Change in Control Agreements (three of which have post-change Consulting Agreements), all of which have been delivered to the Bank heretofore, Citizens has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereby in effect as of September 30, 1995, other than in the ordinary course of business, and consistent with past practice which has been disclosed in writing to the Bank; (ii) granted any severance or termination pay; (iii) entered into any contract to make or grant any severance or termination pay; or (iv) paid any bonus other than year-end bonuses for fiscal 1994; and

   (f) Citizens has not forgiven or canceled any indebtedness or contractual obligation other than in the ordinary course of business, entered into any transaction other than in the ordinary course of business, suffered any strike, work stoppage, slow-down or other labor disturbance, or entered into any lease of real or personal property, except in the ordinary course of business.

    Section 4.11 Legal Proceedings Except as set forth in the Citizens Disclosure Schedule, Citizens is not a party to any, and there are no pending or, to the best of Citizens' knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations against Citizens. There is no legal, administrative, arbitral, investigatory or other proceeding pending or, to the best knowledge of Citizens, that has been threatened, or which Citizens has reason to believe may be threatened, against or affecting any director, officer, employee, agent or representative of Citizens, in connection with which any such person has or may have rights to be indemnified by Citizens.

    Section 4.12 Taxes. Except as set forth in the Citizens Disclosure Schedule, Citizens has (i) duly filed with the appropriate taxing authorities all Tax Returns (as defined in the Glossary) required to be filed by or with respect to Citizens, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or has made adequate provision for in accordance with GAAP all material Taxes shown to be due on such Tax Returns. There are no material liens for Taxes upon the assets of Citizens, except for statutory liens for current Taxes not yet due. Except as set forth in the Citizens Disclosure Schedule, Citizens has not received any notice of deficiency, notice of proposed assessment or assessment from any taxing authority with respect to liabilities for Taxes of Citizens which has not been fully paid, finally settled or adequately provided for under GAAP, and any such deficiency or assessment is being contested in good faith through appropriate proceedings. Citizens has not elected to be treated as a consenting corporation under Section 341(f) of the United States Internal Revenue Code of 1986, as amended (the "Code").

    4.13  Employee Benefit Plans and Employment and Labor Contracts.

   (a) The Citizens Disclosure Schedule sets forth and describes all employee benefit plans and any collective bargaining agreements, labor contracts and employment agreements in which Citizens participates, or by which it is bound, including, without limitation, (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits; (iii) any written employment agreement and any other employment agreement not terminable at will; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA). Except as set forth in the Citizens Disclosure Schedule, (v) there are no negotiations, demands or proposals that are pending or threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans;
(w) Citizens is in compliance with the requirements prescribed by any and all Rules currently in effect, including but not limited to ERISA and the Code applicable to all such employee benefit plans; (x) Citizens is in compliance in all material respects with all other Rules applicable to employee benefit plans and employment agreements; (y) Citizens has performed all of its obligations under all such employee benefit plans and employment agreements; and (z) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any such employee benefit plans and employment agreements or the assets of such plans, and to the best knowledge of Citizens, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans.

    (b) The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on the Citizens Disclosure Schedule have been duly authorized by the Board of Directors of Citizens. Except as set forth in the Citizens Disclosure Schedule, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and no event has occurred that will or could give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said Sections. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of
Section 406 of ERISA) has occurred with respect to any of such plans. No employee of Citizens has engaged in any transactions which could subject Citizens to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any

"accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code, nor are there any unfunded amounts under any employee benefit plan; nor has Citizens failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

   (c) Citizens does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

   (d) Citizens does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such plan.

   (e) All group health plans of Citizens (including any plans of affiliates of Citizens that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

   (f) There have been no acts or omissions by Citizens that have given rise to or may give rise to fines, penalties, taxes or related charges under Sections 501(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

   (g) Except as described in Section 4.18(j), Citizens does not maintain any employee benefit plan or employment agreement pursuant to which any benefit or other payment will be required to be made by Citizens or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Citizens, in either case as a result of the consummation of the transactions contemplated by this Agreement.

   (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

   (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

   (j) The Citizens Disclosure Schedule sets forth the name of each director, officer or employee of Citizens entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, including the Merger, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan; provided, however, if Section 280G of the Code applies to any transaction contemplated by the Agreement, Citizens shall not make any "excess parachute payments" to any "disqualified individuals" within the meaning of Section 280G of the Code. Citizens has furnished the Bank and CVB with true and correct copies of all documents with respect to the plans and agreements referred to in the Citizens Disclosure Schedule delivered to the Bank as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of Citizens referred to in the Citizens Disclosure Schedule delivered as of the date of this Agreement, Citizens has furnished the Bank and CVB with true and correct copies of (i) the Form 5500 which was filed in each of the three most recent plan years, including without limitation all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance under each of said plans for the most recently ended plan year. The documents referred to in (iii) and (iv) above fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each said plan, all in accordance with GAAP.

    Section 4.14 Shareholder Disclosures. Citizens has previously made available to the Bank an accurate and complete copy of each annual report, proxy statement and other shareholder communication mailed since January 1, 1993, and no such report, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

    Section 4.15 Citizens Information. The information relating to Citizens to be contained in the Proxy Statement, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Bank or CVB or any of their Subsidiaries (as defined in the Glossary)) will comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

    Section 4.16 Compliance with Applicable Law. Citizens (i) holds, and has at all times held, all material licenses, franchises, permits and authorizations (collectively, the "Permits") necessary for the lawful conduct of its business, except for Permits the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect on Citizens; and (ii) has complied with and is not in default in any material respect under any applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Citizens, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on Citizens. Citizens does not know of, and has not received notice of, any violations of any of the above.

    Section 4.17 Certain Contracts. The Citizens Disclosure Schedule sets forth a description of each contract or offer that would become binding on acceptance by any third party, whether written or oral (i) that obligates Citizens to pay or forego receipt of $10,000 or more in any 12-month period, other than any Deposit or any loan or commitment to lend made in the ordinary course of business; (ii) that involves the payment by or to Citizens of more than $10,000 per year and may not be terminated by Citizens on less than 30 days' notice without liability for penalty or damages of any kind, other than for the provision of retail banking products in the ordinary course of business or a commitment to lend made in the ordinary course of business; (iii) that relates to any guarantee or indemnification, other than for the provision of retail banking products in the ordinary course of business or a loan or commitment to lend made in the ordinary course of business; (iv) that would be terminable, other than by Citizens, as a result of the consummation of the transactions contemplated by this Agreement, including the Merger; (v) that may not be terminated by Citizens on less than 30 days' notice without liability for penalty or damages in an amount of $10,000 or more, other than for the provision of retail banking products in the ordinary course of business or any loan or commitment to lend made in the ordinary course of business; (vi) that binds Citizens and contains a covenant by Citizens not to compete or restricts in any manner the ability of Citizens to engage in or conduct any activities; (vii) that binds Citizens or any of its properties and contains a preferential right in favor of a third party; (viii) that relates to the purchase or sale by Citizens of any loan, lease or other extension of or commitment to extend credit or any interest therein, in each case for an aggregate amount exceeding
$10,000, whether or not servicing rights or obligations have been retained by Citizens; or (ix) that is otherwise material to the business, financial condition, results of operations or prospects of Citizens (each, a "Material Contract"). Except as set forth on the Citizens Disclosure Schedule, (x) each Material Contract is valid and subsisting; (y) Citizens has duly performed all obligations under the Material Contracts to be performed by it to the extent that such obligations to perform have accrued; and (z) there are no breaches, violations or defaults or allegations or assertion of such by any party under any Material Contract. Citizens has furnished the Bank with true and correct copies of all Material Contracts, including all amendments and supplements thereto.

    Section 4.18  Agreements with Regulatory Agencies.
Citizens (i) is not subject to any cease and desist or other order or directive issued by, (ii) is not a party to any written agreement, consent agreement, commitment letter or memorandum of understanding with, (iii) is not a recipient of any supervisory order from, and (iv) has not adopted any board resolution at the request of any Regulatory Agency or other Governmental
Entity (each a "Regulatory Agreement") that restricts the conduct of its business or that in any manner relates to its business and operations, capital adequacy, its credit policies or its management, nor has Citizens been advised, as of the date of this Agreement, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting such action.

    Section 4.19 Intellectual Property. Citizens owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its business; and Citizens has not received any notice with respect thereto that asserts the right of others. Citizens has in all material respects performed all the obligations required to be performed by it and is not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

    Section 4.20 Environmental Liabilities. Except as set forth in the Citizens Disclosure Schedule:

   (a) Citizens and any Participation Facility or Loan Property (each term as defined in the Glossary) are, and have been, in compliance in all material respects with all Environmental Regulations. There are no leaking tanks on or about any Participation Facility or Loan Property. There are no Hazardous Materials on or migrating from any Participation Facility or Loan Property;

   (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of Citizens, threatened, before any Governmental Entity or other forum in which any Participation Facility or Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (ii) relating to the release into the environment of any Hazardous Material (as defined in the Glossary) or oil, whether or not occurring at or on a site owned, leased or operated by a Participation Facility or Loan Property, except where such noncompliance or release does not or would not have, either individually or in the aggregate, a Material Adverse Effect on Citizens;

   (c) During the period of (i) ownership or operation by Citizens of its current properties, (ii) participation by Citizens in the management of any Participation Facility, or (iii) Citizens' holding of a security interest in a Loan Property (the "Exposure Period"), there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except where such release does not or would not have, either individually or in the aggregate, a Material Adverse Effect on Citizens.

   (d) To the best knowledge of Citizens, prior to the Exposure Period, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release does not or would not have, either individually or in the aggregate, a Material Adverse Effect on Citizens.

   4.21  Title to Property.
   (a) 1. Real Property. The Citizens Disclosure Schedule sets forth a description (including the character of the ownership interest of Citizens) of all real property of Citizens, including fees, leaseholds and all other interests in real property (including real property that is DPC Property)
(the "Real Property"). Except as set forth on the Citizens Disclosure Schedule
(i) Citizens has duly recorded, in the appropriate county, all recordable interests in Real Property, (ii) Citizens has good and marketable title to all Real Property and other assets and properties reflected in the financial statements of Citizens dated as of December 31, 1994 free and clear of all Encumbrances, except (A) Encumbrances that in the aggregate do not materially detract from the value, interfere with the use, or restrict the sale, transfer or disposition, of such properties and assets or otherwise materially affect Citizens; (B) any lien for taxes not yet due; (C) any Encumbrances arising under the document that created the interest in the Real Property (other than Encumbrances arising as a result of any breach or default by Citizens); and
(D) assets and properties disposed of since December 31, 1994 in the ordinary course of business and consistent with past practice. Citizens has furnished the Bank with true and correct copies of all leases included on the Citizens Disclosure Schedule delivered as of the date of the Agreement, all title insurance policies relating to the Real Property and all documents evidencing recordation of all recordable interests in the Real Property.

   (b) Condition of Properties. All tangible properties of Citizens that are material to the business, financial condition, results of operations or prospects of Citizens are in a good state of maintenance and repair, except for ordinary wear and tear, and are, in all material respects, adequate for the conduct of the business of Citizens as presently conducted. Except as set forth in the Citizens Disclosure Schedule, (i) the execution of this Agreement, the performance of the obligations of Citizens hereunder and the consummation of the transactions contemplated herein, including the Merger, do not conflict with and will not result in a breach or default under any lease, agreement or contract described in the Citizens Disclosure Schedule, or give any other party thereto a right to terminate or modify any term thereof; (ii) Citizens has no obligation to improve any Real Property; (iii) each lease and agreement under which Citizens is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of Citizens, and, to the best knowledge of Citizens, each other party thereto; (iv) Citizens and, to the best knowledge of Citizens, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement, and there is no pending or, to the best knowledge of Citizens, threatened proceeding, or proceeding which Citizens has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by Citizens.

    4.22 Minute Books. The minute books of Citizens accurately reflect all material actions duly taken by shareholders, boards of directors and committees.

    4.23 Accounting Records and Data Processing. Citizens has records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with GAAP. Except as set forth in the Citizens Disclosure Schedule, the procedures and equipment, including without limitation the data processing equipment, data transmission equipment, related peripheral equipment and software, used by Citizens in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of Citizens.

    4.24 Insurance. The Citizens Disclosure Schedule sets forth all insurance policies and bonds maintained by Citizens. Except as set forth on the Citizens Disclosure Schedule, (a) Citizens is, and at all times within five years hereof has been, insured with insurers and has insurance coverage adequate to insure against all risks normally insured against by companies in similar businesses and of comparable size; (b) Citizens is not in default under any policy of insurance or bond such that it could be canceled, and all such insurance policies and bonds maintained by Citizens are in full force and effect and except for expirations in the ordinary course, will remain so through and after the Effective Time; and (c) Citizens has filed claims with, or given notice of claims to, its respective insurers with respect to all material matters and occurrences for which it believes it has coverage. Citizens has furnished the Bank with true and correct copies of all insurance policies and bonds identified on the Citizens Disclosure Schedule, including all amendments and supplements thereto.

    4.25 Investments. Except for investments that have matured or been sold, the Citizens Disclosure Schedule sets forth all of the investments reflected in the balance sheet of Citizens dated December 31, 1994 contained in the Citizens Financial Statements and all of the investments made since December 31, 1994. Except as set forth in the Citizens Disclosure Schedule, all such investments are legal investments under applicable laws and regulations, and none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act or state securities laws.

    4.26 Certain Interests. The Citizens Disclosure Schedule sets forth a description of each instance in which an officer or director of Citizens (a) has any material interest in any property, real or personal, tangible or intangible, used by or in connection with the business of Citizens; (b) is indebted to Citizens except for normal business expense advances; or (c) is a creditor (other than as a Deposit holder) of Citizens except for amounts due under normal salary and related benefits or reimbursement of ordinary business expenses. Except as set forth in the Citizens Disclosure Schedule, all such arrangements are arm's length transactions pursuant to normal commercial terms and conditions.

    4.27 Powers of Attorney. Citizens has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

    4.28 Accuracy and Currentness of Information Furnished. The representations and warranties made by Citizens hereby or in the Citizens Disclosure Schedule hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Citizens Disclosure Schedule from being misleading.

    4.29 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Citizens set forth in this Agreement shall be deemed to be made on and as of the date hereof, and as of the Closing Date.

                               ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES
                    OF CVB, THE BANK AND MERGER SUB
    CVB and the Bank hereby represent and warrant to Citizens as follows:

    Section 5.1 Corporate Organization. The Bank is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank has the corporate power and authority to own or lease all of its properties and assets, and to carry on its business as it is now being conducted. The Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Bank. CVB is duly registered as a holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

    Section 5.2 Agreement Authority. CVB and the Bank have full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the board of directors and the shareholders of the Bank and the Regulatory Agencies of the Articles Amendment, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of CVB and the Bank. Other than approval by the Board of Directors of the Bank and CVB as the sole shareholder of the Bank of the Articles Amendment and the approval of the Merger Sub Merger Agreement and Agreement of Merger by the Bank as the sole shareholder of Merger Sub prior to the Effective Time of the Merger Sub Merger and of Citizens immediately following the Effective Time of the Merger Sub Merger, no other corporate proceedings on the part of CVB or the Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CVB and the Bank and, assuming it is a valid and binding obligation of Citizens, constitutes a valid and binding obligation of each of the Bank and CVB, enforceable against the Bank and CVB in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, receivership, conservancy or liquidation, and similar laws affecting creditors' rights and remedies generally, and by Section 8(b)(6)(D) of the Federal Deposit Act.

    Section 5.3 No Violation. Except as set forth in the CVB Disclosure Schedule, neither the execution and delivery of this Agreement by the Bank and CVB nor the consummation by the Bank and CVB of the transactions contemplated hereby, nor compliance by the Bank or CVB with any of the terms or provisions hereof, will (a) violate any provision of the Articles of Incorporation or Bylaws of the Bank or CVB, or (b) assuming that the consents and approvals referred to above are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Bank and CVB or any of their Subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of CVB and the Bank or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, other instrument or obligation to which the Bank and CVB or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on any of them.

    Section 5.4 Consents and Approvals. Except for (i) the filing of applications and notices with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and approval of such applications and notices; (ii) the State Banking Department Approvals and approval of such applications; (iii) the filing of applications under the Bank Merger Act regarding the Merger Sub Merger and the Merger and approval of such applications; (iv) the filing of the Articles Amendment with the Superintendent and approval of such Articles Amendment; (v) the required filings pursuant to applicable state law to make the Articles Amendment effective; (vi) the filing of an application, if required, with the Superintendent by the Bank for authority to engage in the trust business under the California Financial Code and approval of such application; (vii) the required filings pursuant to applicable state law to effect the Merger Sub Merger and the Merger; (viii) such other filings, authorizations or approvals as may be set forth in the CVB Disclosure Schedule (the "Requisite Regulatory Approvals), no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (a) the execution and delivery by the Bank and CVB of this Agreement and (b) the consummation by the Bank and CVB of the Merger Sub Merger, the Merger and the other transactions contemplated hereby.

    Section 5.5 Authority of Merger Sub. The execution and delivery by Merger Sub of the Merger Sub Merger Agreement and, subject to the requisite approval of the shareholder of Merger Sub, the consummation of the transactions completed thereby will be duly and validly authorized by all necessary corporate action on the part of Merger Sub, and the Merger Sub Merger Agreement will be upon execution by the parties thereto a valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, receivership, conservancy or liquidation assuming that the consents and approvals referred to above are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Merger Sub or any of its properties or assets, or
(ii) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, other instrument or obligation to which the Merger Sub is a party, or by which its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Merger Sub.

    Section 5.6  Financial Statements and Undisclosed Liabilities.
CVB has delivered to Citizens its audited consolidated financial statements of CVB and its Subsidiaries for the fiscal years ended December 31, 1992, 1993 and 1994, as reported in CVB's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the Securities and Exchange Commission (the
"SEC") under the Exchange Act and certified by independent certified public accountants. CVB has delivered to Citizens its unaudited consolidated financial statements of CVB and its Subsidiaries for six months ending June
30, 1995 as reported in CVB's Quarterly Reports on Form 10-Q filed with the SEC under the Exchange Act. The financial statements delivered by CVB to Citizens were prepared in accordance with GAAP except as disclosed therein or in the notes thereto and present fairly the financial position of CVB as of the dates thereof and the results of operations and changes in shareholders' equity and cash flows as applicable for the periods then ended. None of CVB's financial statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Each of CVB's financial statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Except (i) as set forth in the CVB Disclosure Schedule and (ii) for liabilities incurred in the ordinary course of business since December 31, 1994, as of the date hereof neither CVB nor any of its Subsidiaries has any material liability relating to their respective businesses, which is required in accordance with GAAP to be reflected on an audited consolidated balance sheet of CVB and which was not disclosed on the audited consolidated balance sheet of CVB as of December 31, 1994.

    Section 5.7 Broker's Fees. Neither the Bank, CVB nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

    Section 5.8 Absence of Certain Changes or Events. Except as may be set forth in the CVB Disclosure Schedule or as otherwise contemplated by this Agreement since December 31, 1994, as of the date hereof:

   (a) No event has occurred which has had a Material Adverse Effect on CVB; and

   (b) CVB and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their current practices.

    Section 5.9 The Bank Information. The information relating to CVB and Bank and their Subsidiaries to be contained in the Proxy Statement, or in any other document filed with any Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

    Section 5.10 Agreements with Regulatory Agencies. Except as set forth in the CVB Disclosure Schedule, neither CVB nor any of its Subsidiaries is a party to or otherwise subject to any Regulatory Agreement that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has CVB or any of its Subsidiaries been advised, as of the date of this Agreement, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

    Section 5.11 Approvals. Neither the Bank nor CVB knows of any reason why all Requisite Regulatory Approvals should not or cannot be obtained.

                                ARTICLE 6

                        COVENANTS RELATING TO CONDUCT
                    OF BUSINESS UNTIL THE EFFECTIVE TIME

    Section 6.1 Covenants of Citizens. Until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of the Bank, Citizens shall carry on its business in the usual, regular and ordinary course consistent with prudent banking practice, and use all reasonable efforts to preserve its business organization and relationships, and shall not:

   (a) Declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except for the declaration and payment of regular quarterly cash dividends which are not in excess of $4 per share per quarter;

   (b) Either split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of the capital stock of Citizens, or any securities convertible into or exercisable for any shares of the capital stock of Citizens;

   (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

   (d) Amend its Articles of Incorporation, Bylaws or other governing documents;

   (e) Make any capital expenditures, except for those under $25,000 and made in the ordinary course of business or as necessary to maintain existing assets in good repair;

   (f) Acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets which would be material, individually or in the aggregate, to Citizens;

   (g) Take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, in any of the conditions to the Merger set forth in Article 8 not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

   (h) Change its methods of accounting in effect at December 31, 1994, except as required by changes in GAAP or regulatory accounting principles as advised by Citizens' independent certified public accountants;

   (i) Except as required by applicable law, adopt, amend or terminate any Plan or any agreement, arrangement, plan or policy between Citizens and one or more of its current or former directors, officers or employees; (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date of this Agreement (including, without limitation, the granting of stock options); provided, however, that no such increase may be more than five percent for any such person during the period and no such increases shall be made after January 31, 1996, or (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

   (j) Sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements in an aggregate amount in excess of $10,000;

   (k) File any application to relocate or terminate the operations of any of its banking offices;

   (l) Commit any intentional act or omission which constitutes a material breach or default by Citizens under any Regulatory Agreement or under any material contract or material license to which Citizens is a party or by which any of its properties is bound;

   (m) Except in the ordinary course of business, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any Material Contract or lease for goods, services or office space to which Citizens is a party or by which Citizens or its respective properties is bound;

   (n) Take any action that could jeopardize or delay the receipt of any of the Requisite Regulatory Approvals; or

   (o) Except as may be required by applicable law, take or cause to be taken any action which would disqualify the Merger Sub Merger from being treated as a Qualified Stock Purchase under Section 338(a) of the Code, or the Merger from being treated as a tax-free liquidation under Section 332 of the Code; or

   (p) Enter into any Material Contract or any lease or other agreement relating to the Real Property, except (i) deposits and short-term debt securities (obligations maturing within one year) issued in the ordinary course of business and consistent with past practice; and (ii) obligations arising out of, incurred in connection with, or related to the consummation of this Agreement; (iii) commitments to make loans or other extensions of credit in compliance with subsections (r) and (s) below:

   (q) Terminate or unilaterally fail to renew any existing insurance coverage or bonds;

    (r) Grant or commit to grant any loan or other extension of credit, if such loan or other extension of credit, together with all other credit then outstanding to the same Person and all affiliates of such Person, would exceed $50,000 prior to receiving the Bank's consent. Consent shall be deemed granted if within two Business Days of written notice delivered to the Bank's designee in writing notice of objection is not received by Citizens.

   (s) Make its credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on June 30, 1995:

   (t)   Make special or extraordinary payments to any Person;

   (u) Make any investment, by purchase of stock or securities, contributions to capital, property transfers, purchases of any property or assets or otherwise, in any other Person, except in the ordinary course of business and consistent with past practice;

   (v) Compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith);
(ii) file any appeal from an asserted deficiency; (iii) file or amend any federal, foreign, state or local Tax Return; or (iv) make any tax election or change any method or period of accounting unless required by GAAP or federal law;

   (w)   Grant any Person a power of attorney or similar authority; or

   (x) Sell any investment security or reclassify any investment security from held to maturity to available for sale or trading or reclassify any investment security available for sale to trading:

   (y)   Make any Section 7A Small Business Administration loans;

   (z) Take title to any real property without conducting prior thereto a phase I environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination; or

   (aa)  Agree to do any of the foregoing.

    Section 6.5 Certain Loans and Other Extensions of Credit. Citizens will promptly inform the Bank of the amounts and categories of any loans, leases or other extensions of credit of Citizens that have been classified by any bank supervisory authority, by any unit of Citizens or by any other Person as "Watch List," "Special Mention" (or "Special Attention"), "Substandard," "Doubtful," "Loss" or any comparable classification. Citizens will furnish to the Bank as soon as practicable, and in any event within ten days after the end of each calendar month, schedules including a listing of the following:

   (a) Classified and non-accrual credits showing the name of the borrower, the account number, balance of the loan, last date paid, next date due, amount past due and dates and amounts of last appraisal of collateral evaluation;

   (b) Delinquent credits, showing an aging schedule broken down into 30-59, 60-89, and 90+ day categories;

   (c) Loan and lease participations, stating, with respect to each, whether it was purchased or sold, the loan or lease type, and the office;

   (d) Loans or leases (including any commitments) by Citizens to any director, officer or employee of Citizens, or any shareholder holding 5% or more of Citizens Common Stock, including, with respect to each such loan or lease, the identity and, to the best knowledge of Citizens, the relation of the borrower to Citizens, the loan or lease type and the outstanding and undrawn amounts;

   (e) Letters of credit, showing the applicant, beneficiary, dollar amount, date issued, expiration date and collateral, if any;

   (f) Loans or leases charged off during the previous month, showing the name of the borrower, account number and dollar amount charged off;

   (g) Loans or leases written down during the previous month showing the name of the borrower, account number and dollar amount charged off;

   (h) Other real estate or assets owned showing the date acquired, type of property, asset value, date of last appraisal, amount of appraisal and written offers to purchase the asset, if any;

   (i) A reconciliation of the allowance for loan and lease losses, identifying specifically the amount and sources of all additions and reductions to the allowance (which may be by reference to specific portions of another schedule furnished pursuant to this Section 6.2 and, in the case of unallocated adjustments, shall disclose the methodology and calculations through which the amount of such adjustment was determined);

   (j) Extensions of credit originated on or after the date of the schedule previously provided to the Bank (or, if it is the first such schedule, the date of this Agreement) and before the date of the schedule in which reported, showing with respect to each, the credit type and the office; and

   (k) Renewals or extensions of maturity or outstanding extensions of credit showing, with respect to each, the credit type and the office.

    Section 6.3  No Solicitation and the Like.

   (a) Citizens shall not, and will cause each of its officers, directors, employees, agents, legal and financial advisors and affiliates not to, directly or indirectly, make, solicit, encourage, initiate or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any of Citizens's business and properties or any of Citizens's equity securities or debt securities, whether by purchase, merger (other than by the Bank and CVB), purchase of assets, tender offer or otherwise (an "Alternative Transaction").

   (b) Citizens shall not, and will cause each of its officers, directors, legal and financial advisors, agents and affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect or seek to effect, any Alternative Transaction with or involving any Person other than the Bank and CVB, unless Citizens shall have received an unsolicited written offer from a Person other than the Bank and CVB to effect an Alternative Transaction and the Board of Directors of Citizens is advised in writing by outside legal counsel that, in the exercise of the fiduciary obligations of the Board of Directors, such information should be provided to or such discussions or negotiations ndertaken with the Person submitting such unsolicited written offer.

   (c) Citizens will promptly communicate to the Bank the terms of any proposal which it may receive in respect of any Alternative Transaction and will keep the Bank informed as to the status of any actions, including negotiations or discussions, taken pursuant to subsection (b) of this Section 6.3.

    Section 6.4 Disposition of Employee Benefit Plans. Citizens shall take all actions in the manner and as requested by the Bank to cause, on or before the Closing Date, (i) the termination or modification of all of its Plans, employee benefits plans, programs and arrangements, other than the Citizens Deferred Compensation Plan and (ii) the payment of all benefits payable under such Plans, programs and arrangements.

    Section 6.5 Amendments to Severance Compensation Agreements. Citizens shall use its best efforts to cause Jerry Smith, Myrna Hemela and Joseph Geiselman to enter into an amendment to their respective Severance Compensation Agreement on terms satisfactory to the Bank.

    Section 6.6 Citizens Disclosure Schedule. Promptly in the case of material matters, and not less than monthly in the case of all other matters, Citizens shall amend or supplement the Citizens Disclosure Schedule herein as necessary so that the information contained therein accurately reflects the then current status of Citizens and shall transmit copies of such amendments or supplements to the Bank.

    Section 6.7 Disposition of SBA Loans. Citizens shall take all actions requested by the Bank to dispose of its Small Business Administration loans on or before the Closing Date.

    Section 6.8 Allowance for Loan Losses. Citizens shall maintain an allowance for loan losses which is adequate to absorb known and inherent risks in the credit portfolio based on current policies, methodology and practice being used by Citizens; however, in addition, Citizens shall place all credits 90 days or more past due on nonaccrual and classify such credits at least Substandard with accrued interest reversed unless Citizens provides documentary evidence satisfactory to Bank that the credit will be brought current within an additional 30 days. Not later than three days prior to the Closing Date, Citizens shall make any and all provisions to provide for the following amount of allowance with respect to loans in the following categories:

                       Loss                                100%
                       Doubtful                             50%
                       Substandard                          10%
                       Special Mention (Special Attention)   2%
                       Watch List                            2%
                       Balance of loan totals                1%

    Section 6.9 Covenants of the Bank and CVB. From the date of this Agreement until the Effective Time, except as expressly contemplated or permitted by this Agreement, with the prior written consent of Citizens, CVB and the Bank shall not, nor shall they permit any of their Subsidiaries to:

   (a) Take any action that is intended or reasonably may be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, any of the conditions to the Merger Sub Merger or the Merger set forth in Article 8 not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

   (b) Take any action that could jeopardize or delay the receipt of any of the Requisite Regulatory Approvals;

   (c) Commit any intentional act or omission which constitutes a material breach or default by the Bank or CVB or any of their Subsidiaries under any Regulatory Agreement or under any material contract or material license to which the Bank or CVB or any of their Subsidiaries is a party or by which any of them or their respective properties is bound;

   (d) Except as may be required by applicable law, take or cause to be taken any action which would disqualify the Merger from being treated as a taxfree liquidation under Section 332 of the Code; or

   (e)   Agree to do any of the foregoing.

    Section 6.10 Benefit Plan Liability. Citizens shall take all actions necessary (a) to discharge any liability in respect to any of the employee benefit plans and/or employment contracts or arrangements set forth in Citizens' Disclosure Schedule, Section 4.13 ("Employee Plans"), including, without limitation, payment of any fines, excise or other taxes owing in respect to the conduct of Citizens in relation to the Employee Plan, (b) to cease any violation of ERISA or any other federal or state law or regulation in respect to the conduct of Citizens in relation to such Employee Plan(s), and (c) to comply with such applicable reporting and disclosure requirements as are applicable under ERISA with respect to the Employee Plans, including without limitation, the severance compensation agreements on a timely basis.


                                 ARTICLE 7

                           ADDITIONAL COVENANTS

    Section 7.1  Regulatory Matters.
   (a) Citizens shall promptly prepare and file with the Superintendent the Proxy Statement. Citizens shall use all its reasonable efforts to have the Proxy Statement approved as promptly as practicable after such filing, and Citizens shall thereafter mail the Proxy Statement to its shareholders.

   (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Citizens and the Bank shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Citizens or the Bank, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement other than information contained in a confidential section of any such filing. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement. Each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein.

   (c) The Bank and Citizens shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice of application made by or on behalf of the CVB, the Bank, Citizens or any of their respective Subsidiaries, to any Governmental Entity in connection with the Merger Sub Merger, the Merger and the other transactions contemplated by this Agreement.

   (d) The Bank, CVB and Citizens shall promptly furnish each other with copies of written communications received by the Bank, CVB or Citizens, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

    Section 7.2  Access to Citizens Information.

   (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Citizens shall afford to the officers, employees, accountants, counsel and other representatives of the Bank access during normal business hours prior to the Effective Time to all its properties, books, contracts, commitments and records, and Citizens shall make available to the Bank (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the Bank may reasonably request. Citizens shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement; provided, however, the parties shall make appropriate substitute disclosure arrangements under such circumstances. In addition, Citizens will cause McGladrey, Pullen & Company to make available to the Bank and its agents and representatives such personnel, work papers and other documentation relating to its work papers and its audits and examinations of the books and records of Citizens or the tax returns of Citizens that may be requested by the Bank in connection with their review of the foregoing matters. The Bank will continue to hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement between the Bank and C.E. Peterson & Company as agent for Citizens (the "Confidentiality Agreement").

   (b) If for any reason the Merger Sub Merger and Merger shall not occur, CVB and the Bank shall return to Citizens all written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Bank and CVB shall use their best efforts to cause their representatives to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two years from the date the proposed Merger Sub Merger and Merger are abandoned and shall not apply to any information which (i) was already in the possession therein prior to the disclosure thereof by such party; (ii) was then generally known to the public;
(iii) was disclosed therein by a third party not bound by an obligation of confidentiality; or (iv) is disclosed as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, the Bank and CVB are nonetheless, in the opinion of their counsel, compelled to disclose any such information to any tribunal, Regulatory Agency or Governmental Entity or else stand liable for contempt, censure or penalty, they may disclose such information to such tribunal or governmental body or agency without liability hereunder.

   (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the others set forth herein.

   (d) In addition to the requirements of subsection (r) of Section 6.1, a representative of the Bank, selected by the Bank in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit originated by Citizens after the date hereof, and all information associated with such loan, lease or other credit within three business days of such origination.

   (e) A representative of the Bank, selected by the Bank in its sole discretion, shall be permitted by Citizens to attend all regular and special Citizens Board of Directors' and committee meetings after the date hereof until the Effective Time; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of Citizens under this Agreement, nor shall such attendance be permitted in the event such attendance would breach the attorney-client privilege in favor of Citizens or any law.

    Section 7.3 Shareholder Meeting. Citizens shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the Proxy Statement is approved for the purpose of voting upon the approval of this Agreement. Citizens will, through its Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such Board of Directors, recommend to its shareholders approval of such matters. The Bank and CVB shall coordinate and cooperate with Citizens with respect to the foregoing matters.

    Section 7.4 Legal Conditions to Merger Sub Merger and Merger. Each of the Bank, CVB and Citizens shall, and shall cause its Subsidiaries to, use their best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger Sub Merger and the Merger; provided, however, that nothing stated herein shall require the Bank or CVB to comply with any conditions or requirements imposed on either of them by any Regulatory Agency with respect to the Merger Sub Merger, the Merger or the transactions contemplated hereby which the Bank or CVB believe in their sole discretion to be materially burdensome to either of them and, subject to the conditions set forth in Article 8 hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Regulatory Agency and any Governmental Entity and any other third party which is required to be obtained by Citizens or the Bank or CVB, or any of their respective Subsidiaries, in connection with the Merger
Sub Merger, the Merger and the other transactions contemplated by this Agreement.

    Section 7.5  Indemnification and Directors and Officers Insurance.

    (a)  The Bank agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of Citizens as provided in its articles of incorporation, bylaws, indemnification agreements or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. The Bank further agrees that, following consummation of the Merger: (a) to the greatest extent permitted by California law and the banking laws and regulations applicable to, and the organizational documents or bylaws of, the Bank as in effect on the date hereof, it shall indemnify, defend and hold harmless individuals who were officers and directors of Citizens as of the date hereof or immediately prior to the Effective Time for any claim or loss arising out of their actions while a director or officer, including any acts relating to this Agreement, and shall pay the expenses, including attorneys' fees, of such individual in advance of the final resolution of any claim, provided such individuals shall
                                   63
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first execute an undertaking acceptable to the Bank to return such advances in the event it is finally concluded such indemnification is not allowed under applicable law; and (b) the Bank shall insure that such individuals shall be covered by directors' and officers' liability insurance for a period of three years following the Merger covering acts or omissions occurring prior to the Effective Time which is no less protective in terms of coverage or limitations than that now possessed by Citizens and which shall include coverage for actions related to this Agreement.

   (b) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each party referred to in subsection 7.5(a) above, and his or her heirs and representatives.

    Section 7.6 Subsequent Interim Financial Statements. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, CVB will deliver to Citizens copies of its Quarterly
Reports on Form 10-Q or Annual Report on Form 10-K (as shall be the case) filed with the SEC under the Exchange Act, and Citizens shall deliver quarterly and year-end financial statements for the quarterly periods subsequent to June 30, 1995. Such financial statements shall present fairly the financial condition, results of operations and changes in cash flows, as of their respective dates or for the respective periods then covered, subject, in the case of unaudited interim financial statements, to normal recurring adjustments, and shall be prepared in accordance with GAAP, consistent with past periods, except as indicated in the notes thereto.

    Section 7.7  Environmental Reports.  The Bank may cause to be prepared at the Bank's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the Citizens Disclosure Schedule.  In the event any such phase I environmental investigation report, or any such report which Citizens has already obtained on any of the Real Property set forth on the Citizens Disclosure Schedule, discloses facts which, in the sole discretion of the Bank, warrant further investigation, the Bank shall provide written notice to Citizens, and Citizens shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of the Bank, a phase II environmental investigation and report with respect to such property. The consultant engaged by Citizens to conduct such investigation and provide such report shall be acceptable to the Bank. The Bank shall have ten days from the receipt of such investigation report to object thereto, which objection shall be by written notice. In the event of any such objection, Citizens shall engage an environmental consultant satisfactory to the Bank who shall provide an estimate of the cost of taking
                                   64
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any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by the Bank in its sole discretion, and, unless the estimated cost of such remediation is in excess of $250,000 or is not reasonably determinable by such consultant (and written notice thereof provided by Citizens to the Bank) Citizens shall immediately commence such remediation, all at the sole cost and expense of Citizens. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $250,000 or is not reasonably determinable, the Bank shall have the right to terminate the Agreement pursuant to Section 10.1(i) hereof before the expiration of 15 days from the date of such written notice.

    Section 7.8 Formation of Merger Sub. As soon as practicable after the date of this Agreement, the Bank shall use its best efforts to organize and establish the Merger Sub and to obtain all Requisite Regulatory Approvals in connection therewith.

    Section 7.9 Additional Agreements. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action.

    Section 7.10  Execution of Merger Sub Merger Agreement and Agreement of
                  Merger.

   (a) Prior to the Closing Date, and as soon as practicable after receipt of the approval of the Superintendent to organize Merger Sub, the Merger Sub Merger Agreement (as amended, if necessary, to conform to any requirements of any Regulatory Agency having authority over the transaction) shall be executed by Citizens and Merger Sub.

   (b) Prior to the Closing Date, and as soon as practicable after receipt of the approval of the Superintendent to organize Merger Sub, the Agreement of Merger (as amended, if necessary to conform to any requirements of any Regulatory Agency having authority over the Merger) shall be executed by the Bank and Citizens.

    Section 7.11 Structural Testing. The Bank may select one or more persons to perform such investigations and tests as the Bank may deem necessary with respect to the structural integrity and condition of Citizens' main office building located at 225 E. Colorado Boulevard, Pasadena, California (the "Main Office Building"). Such investigations and testing shall be performed at the Bank's expense. Citizens shall provide access to he Main Office Building at reasonable hours and upon reasonable notice to persons designated by the Bank so that such investigations and testings may be conducted. The Bank shall indemnify and hold harmless, Citizens and the shareholders of Citizens, and their respective affiliates, agents and employees from any and all liabilities and expenses arising out of any such entry by the Bank or its representatives, agents or designees.
                                    65
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                                  ARTICLE 8
                           CONDITIONS PRECEDENT
    Section 8.1  Conditions to Each Party's Obligation To Effect the Merger.
The respective obligations of each party to effect the Merger Sub Merger, the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the Merger Sub Merger of the following conditions:

    (a) Shareholder Approval. The principal terms of this Agreement, the Merger Sub Merger Agreement, the Agreement of Merger, the Merger Sub Merger and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Citizens Common Stock entitled to vote thereon.

    (b) Other Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect.

    (c) No Injunctions or Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger Sub Merger, the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Merger Sub Merger or the Merger.

    Section 8.2 Conditions to Obligations of CVB, the Merger Sub and the Bank. The obligation of the Bank, the Merger Sub and CVB to effect the Merger Sub Merger and the Merger is also subject to the satisfaction or waiver by the Merger Sub and CVB prior to the Effective Time of the Merger Sub Merger of the following conditions:

   (a) Representations and Warranties. Each of the representations and warranties of Citizens contained in Article 4 hereof shall have been true and correct in all material respects (except that where a statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all such respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. The representations being made on and as of the Closing Date shall be made without giving effect to the Citizens Disclosure Schedule updates made in accordance with Section 6.6 above. The Bank shall have received at the Closing an officer's certificate signed on behalf of Citizens by an executive officer of Citizens to such effect.
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   (b)   Performance of Obligations of Citizens.  Citizens shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Bank shall have received an officer's certificate signed on behalf of Citizens by an executive officer of Citizens to such effect.

   (c) Consents Under Agreements. The consent, approval or waiver of each person (other than Governmental Entities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any material obligation, right or interest of Citizens under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained.

   (d) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity or Regulatory Agency seeking an injunction shall be pending.

   (e) Legal Opinion. The Bank shall have received the opinion of Pillsbury Madison & Sutro, special counsel to Citizens, dated as of the Closing Date, substantially in the form attached hereto as an Exhibit. As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities law and state corporate law, such counsel may rely upon the certificates of officers and directors of Citizens and of public officials, and opinions of local counsel (reasonably acceptable to the Bank), provided copies of such local counsel opinions shall be attached as an exhibit to the opinion of Pillsbury Madison & Sutro. Pillsbury Madison & Sutro shall also have delivered an opinion addressed to the Bank, CVB and Citizens, dated as of the Closing Date, stating that Section 280 G and 4999 of the Internal Revenue Code will not apply to any payments made to the directors, officers or employees of Citizens, including but not limited to any payments pursuant to severance compensation agreements or deferred compensation agreements.

   (f) No Material Adverse Event. During the period from the date of this Agreement to the Effective Time of the Merger Sub Merger, there shall not have occurred any event related to the business, condition (financial or otherwise), prospects, capitalization or properties of Citizens that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Citizens, whether or not such event, change or effect is reflected in any amended or supplemented Citizens Disclosure Schedule of Citizens delivered after the date of this Agreement. The Bank shall have received an officer's certificate to that effect from Citizens dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of Citizens.
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   (g)   Conversion Amount Confirmation. The Bank shall have received (i) the
Purchase Price Certificate, and the statements contained therein shall be true and correct and (ii) a report of Deloitte & Touche confirming its review of the procedures upon which the calculation of the Conversion Amount, Citizens Earnings and Transaction Costs were made.

   (h) Resignations. If requested by the Bank, the Bank shall have received evidence satisfactory to it that all directors and executive officers of Citizens have tendered their resignations, to be effective immediately after the Effective Time of the Merger Sub Merger.

   (i) Consents and Approvals. Any consents, approvals or waivers of a Governmental Entity, including the Required Regulatory Approvals, which are referred to in this Agreement and are necessary to consummate the Merger Sub Merger, the Merger or any of the other transactions contemplated hereby shall have been granted without the imposition, in the sole opinion of the Bank and CVB, of materially burdensome conditions.

   (j) Ancillary Agreements. There shall have been executed and delivered to the Bank, contemporaneously with the execution and delivery of this
Agreement:

         (i) Noncompetition Agreements with each of Citizens' directors, and its President and Chairman; and
         (ii) Shareholders' Agreements with each of the directors and owners of more than five percent of the outstanding Citizens Common Stock.

   (k) Tax Opinion. The Bank and CVB shall have received an opinion from Manatt, Phelps & Phillips to the effect that (i) the Merger Sub Merger constitutes a "qualified stock purchase" under Section 338(a) of the Code,
(ii) the Merger qualifies as a tax-free liquidation under Section 332 of the Code, and (iii), provided CVB and the Bank make no election under Section 338 of the Code, the Merger Sub Merger will not result in the recognition of gain or loss for federal income tax purposes by Citizens, CVB or the Bank.

   (l) Termination of Contracts. The Bank shall have received satisfactory evidence that all contracts of Citizens which have been identified by the Bank have been terminated on terms and conditions satisfactory to the Bank.

   (m) Termination of Plans. The Bank shall have received satisfactory evidence that all of Citizens' employee benefit plans, programs and arrangements, including any severance compensation agreements and deferred compensation agreements, have been terminated or amended, on terms and conditions satisfactory to the Bank and that all benefits payable under such Plans, as applicable and as requested by the Bank, have been paid.

   (n) Allowance for Loan Losses. As of the last day of the month ended prior to the Closing Date, Citizens' allowance for loan losses shall not be less than one percent of the aggregate outstanding principal balance of all loans owned by Citizens. The Bank shall have received an officer's certificate to that effect from Citizens dated as of the Closing Date and executed on behalf of Citizens by an executive officer.

   (o) Counsel Approval. All material legal matters in connection with the consummation of the transactions contemplated hereby, including the Merger, shall have been approved by Manatt, Phelps & Phillips or such other counsel of the Bank and CVB.

   (p) Administrative Proceedings. All pending, or threatened legal, administrative, investigatory or other proceedings involving Citizens shall have been resolved or reserved against in a manner satisfactory to the Bank.

   (q) Notice to Depositors. Any notice to depositors required by any Regulatory Agency, including the notice specified in Section 4886 of the California Financial Code, shall have been given by Citizens in accordance with the rules and regulations of such Regulatory Agency.

   (r) Amendments to Severance Compensation Agreements. There shall have been executed and delivered to the Bank an amendment to the respective Severance Compensation Agreement with Jerry Smith, Myrna Hemela and Joseph Geiselman on terms satisfactory to the Bank.

   (s) Employee Plans. Citizens shall have taken all actions necessary (i) to discharge any liability in respect to any of the employee benefit plans and/or employment contracts or arrangements set forth in Citizens' Disclosure Schedule,
Section 4.13 ("Employee Plans"), including, without limitation, payment of any fines, excise or other taxes owing in respect to the conduct of Citizens in relation to the Employee Plan, (ii) to cease any violation of ERISA or any other federal or state law or regulation in respect to the conduct of Citizens in relation to such Employee Plan(s), and (iii) to comply with such applicable reporting and disclosure requirements as are applicable under ERISA with respect to the Employee Plans, including without limitation, the severance compensation agreements on a timely basis.
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   (t)   Structural Testing.  The Bank shall have reviewed and approved in its sole discretion such reports as the Bank shall deem appropriate with regard to the structural integrity and condition of the Main Office Building.

    Section 8.3 Conditions to Obligations of Citizens. The obligation of Citizens to effect the Merger Sub Merger and the Merger is also subject to the satisfaction or waiver by Citizens prior to the Effective Time of the Merger Sub Merger of the following conditions:

   (a) Representations and Warranties. Each of the representations and warranties of the Bank contained in Article 5 hereof shall have been true and correct in all material respects (except that where the only statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all such respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. Citizens shall have received at the Closing an officer's certificate signed on behalf of the Bank by an executive officer of the Bank to such effect.

   (b) Performance of Obligations of the Bank and CVB. Each of the Bank and CVB shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Citizens shall have received an officer's certificate signed on behalf of the Bank and CVB by an executive officer of the Bank and CVB to such effect.

   (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

   (d) Legal Opinion. Citizens shall have received the opinion of Manatt, Phelps & Phillips, legal counsel to the Bank and CVB, dated as of the Closing Date, substantially in the form attached hereto as an Exhibit. As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities law or state corporate law, such counsel may rely upon the certificates of officers and directors of the Bank and CVB and of public officials, and opinions of local counsel (reasonably acceptable to Citizens), provided copies of such local counsel opinions shall be attached as an exhibit to the opinion of such counsel.

                                ARTICLE 9
                            EMPLOYEE BENEFITS
    Section 9.1 Citizens Employee Benefits. At and as of the Effective Time, the former officers and employees of Citizens who become officers and employees of the Surviving Bank shall, in that capacity, be entitled to participate in all employee benefits and benefit programs of the Surviving Bank in accordance with the terms of such employee benefit programs. Surviving Bank shall recognize such former officers' and employees' service with Citizens for purposes of eligibility of benefits under such benefit programs, except that no former officer or employee of Citizens shall be deemed to have accrued any rights under the Chino Valley Employee Profit Sharing Plan by reason of past employment by Citizens. Such former employee or officer of Citizens shall commence accruing service for eligibility and vesting purposes under such Profit Sharing Plan beginning on the date he first performs an hour of service for the Surviving Bank.

                          ARTICLE 10
                     TERMINATION AND AMENDMENT

    Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger Sub Merger, whether before or after approval by the Citizens Shareholders of the principal terms of this Agreement, the Merger Sub Merger and the Merger, as follows:

   (a) By written mutual consent of the Bank and Citizens, if the Board of Directors of each so determines;

   (b)   By either the Bank or Citizens, upon written notice to the other party
(i) 90 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within such 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity or court of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

   (c) By either the Bank or Citizens, if the Merger Sub Merger and the Merger shall not have been consummated on or before June 30, 1996, unless the failure of the Merger Sub Merger and the Merger to have been consummated by such date shall be due to the failure of the party (seeking to terminate this Agreement) to perform or observe the covenants and agreements of such party set forth herein;

   (d) By the Bank, if any approval of the shareholders of Citizens required for the consummation of the Merger Sub Merger or the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;
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   (e)   By either the Bank or Citizens, if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party or any of its Subsidiaries, which breach by its nature cannot be cured;

   (f) By either the Bank or Citizens, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party or any of its Subsidiaries, which breach shall not have been cured within 20 business days following delivery to the breaching party of written notice of such breach;

   (g) By the Bank, if (i) the Board of Directors of Citizens does not publicly recommend in the Proxy Statement that Citizens Shareholders approve the principal terms of this Agreement, the Merger Sub Merger and the Merger;
(ii) after recommending in the Proxy Statement that shareholders approve the principal terms of this Agreement, the Merger Sub Merger and the Merger, the Board of Directors of Citizens shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Bank; or (iii) Citizens Shareholders controlling a majority of the Citizens Common Stock shall have advised the Bank and Citizens that the Citizens Common Stock they control will not be voted in favor of the Merger Sub Merger or the Merger.

   (h) By the Bank, at any time, if Citizens violates the covenants set forth in Section 6.3 or, at any time, if Citizens has received an unsolicited offer from a Person other than the Bank and CVB to effect an Alternative Transaction and takes any action referred to in subsection (b) of Section 6.3 after the Board of Directors of Citizens is advised in writing by outside legal counsel that in the exercise of its fiduciary duty such action should be taken.

   (i)   By the Bank under the conditions set forth in Section 7.7.

    Section 10.2 Effect of Termination. In the event of termination of this Agreement by either the Bank or Citizens as provided in Section 10.1, neither the Bank, CVB nor Citizens shall have any further obligation or liability to the other party except (i) with respect to Section 11.3 and Section 11.4, and (ii) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

    Section 10.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by an instrument in writing signed on behalf of each of the parties which is authorized by their respective Boards of Directors at any time before or after approval by the Citizens Shareholders of the principal terms of this Agreement, the Merger Sub Merger and the Merger.

    Section 10.4 Extension and Waiver. At any time prior to the Effective Time of the Merger Sub Merger, the parties hereto, by action authorized by their respective Boards of Directors, may to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein.

                                   ARTICLE 11
                              GENERAL PROVISIONS
    Section 11.1 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger Sub Merger and the Merger will take place on the Closing Date at 10:00 a.m. at the Los Angeles offices of Pillsbury Madison & Sutro, unless another time, date or place is agreed to by the parties hereto.

    Section 11.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for such covenants and agreements which by their terms apply after the Effective Time.

    Section 11.3  Expenses.

   (a) If this Agreement or the transactions contemplated hereby are terminated by Citizens pursuant to Sections 10.1(e) or 10.1(f), the Bank shall promptly and in any event within ten days after such termination pay Citizens all Expenses (as defined in Section 11.3(d) below) of Citizens, but not to exceed $500,000.
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
   (b) If the Agreement or the transactions contemplated by this Agreement are terminated by the Bank pursuant to Sections 10.1(d), 10.1(e), 10.1(f), 10.1(g) or 10.1(h), Citizens shall promptly and in any event within ten days after such termination pay the Bank and CVB all Expenses of the Bank and CVB, but not to exceed $500,000.

   (c) Except as otherwise provided herein, all Expenses incurred by the Bank or CVB and Citizens in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representative's counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

   (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

    Section 11.4 Alternative Transaction Fee. As an inducement to the Bank and CVB to enter into this Agreement, if an Alternative Transaction is consummated prior to termination of this Agreement or at any time not more than 18 months following termination of this Agreement by the Bank, Citizens shall pay or cause the third party to any Alternative Transaction with Citizens to pay the Bank the sum of $1,000,000 promptly upon the consummation of an Alternative Transaction, which sum represents (i) the Bank's and CVB's direct costs and expenses (including but not limited to fees and expenses of financial or other consultants, printing costs, accountants and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including the Bank's and CVB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) the Bank's and CVB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) the Bank's and CVB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by Citizens pursuant to Section 11.3(b) hereof shall be credited against any amount due under this Section.

    Section 11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given, if (i) delivered personally, (ii) telecopied (with confirmation), (iii) mailed (return receipt requested), or (iv) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
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
                (a)    If to the Bank, CVB and Merger Sub, to:

                       Chino Valley Bank
                       701 North Haven
                       Ontario, California  91764
                       Attn:  D. Linn Wiley,
                       President Fax:  909-980-5232

                 with a copy to:

                       William T. Quicksilver, Esq.
                       Manatt Phelps & Phillips
                       11355 West Olympic Boulevard
                       Los Angeles, California 90064
                       Fax:  310-312-4224

                (b)    If to Citizens, to:

                       Joseph A. Geiselman, President
                       Citizens Commercial Trust & Savings Bank of
                       Pasadena 225 East Colorado Boulevard
                       Pasadena, California 91101
                       Fax:  818-405-0274

                  with a copy to:

                       James K. Sterrett, II, Esq.
                       Pillsbury Madison & Sutro
                       101 West Broadway, Suite 1800 San Diego, California 92101
                       Fax:  619-236-1995

    Section 11.6  Interpretation.  When a reference is made in this
Agreement to Articles, Sections, Schedules or an Appendix, such reference shall be to an Article, Section of or Schedule or Appendix to this Agreement unless otherwise indicated. The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms "includes" or "including" mean by example and without limitation.
                                    74
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    Section 11.7  Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 11.8 Entire Agreement. This Agreement (including the documents, schedules and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

    Section 11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any applicable principles of conflicts of law.

    Section 11.10 Public Statements. Except as otherwise required by law or the rules of the American Stock Exchange, so long as this Agreement is in effect, neither the Bank, CVB nor Citizens shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the Merger Sub Merger, the Merger or any other transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

    Section 11.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 11.12 Third Parties. Except as provided herein, this Agreement shall not benefit or create any right or cause of action in any Person other than the parties hereto.

    Section 11.13 Knowledge. Whenever any statement herein or in any Schedule, certificate or other documents delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.
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    Section 11.14  Severability.  If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

    Section 11.15 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
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     IN WITNESS WHEREOF, CVB, the Bank, the Merger Sub and Citizens have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

  CHINO VALLEY BANK                   CITIZENS COMMERCIAL TRUST & SAVINGS BANK

  By D. Linn Wiley                    By Joseph A. Geiselman
  -----------------------             -----------------------
  Name:D. Linn Wiley                  Name:Joseph A. Geiselman
  Title:President/CEO                 Title:President


  CVB FINANCIAL CORP.


  By D. Linn Wiley
  Name:D. Linn Wiley
  Title:President/CEO
                                    77
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                              APPENDIX A

                               GLOSSARY

As defined in this Agreement and Plan of Reorganization dated November 1, 1995 between the Bank, CVB and Citizens or as set forth in this Glossary, capitalized terms shall have the following meanings:

    "Affiliate" of, or a Person (as defined below) "Affiliated" with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

    "Agreement" means this Agreement and Plan of Reorganization dated November 1, 1995 between the Bank and CVB, on the one hand, and Citizens, on the other.

    "Agreement of Merger" shall mean the Agreement of Merger to be entered into by and between the Bank and Citizens substantially in the form of Exhibit A-2 hereto, but subject to any changes that may be necessary to conform to any requirements of any Regulatory Agency having authority over the Merger.

    "Articles Amendment" means the amendment to the Articles of Incorporation of the Bank relating to the authorization of the Bank to engage in the trust business.

    "Bank" means Chino Valley Bank, a California banking corporation and a wholly-owned subsidiary of CVB.

    "Bank Holding Company Act" means the Bank Holding Company Act of 1956, as amended.

    "Bank Merger Act" means Section 18(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 18289(c).

    "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in California are authorized or required to be closed.

    "California Secretary" means the California Secretary of State.

    "Citizens" means Citizens Commercial Trust & Savings Bank of Pasadena, a California banking corporation.

    "Citizens Certificate" means a certificate representing shares of Citizens Common Stock issued and outstanding immediately prior to the Effective Time of the Merger Sub Merger.
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    "Citizens Common Stock" means the common stock of Citizens.

    "Citizens Disclosure Schedule" means the Disclosure Schedule delivered by Citizens to the Bank upon the execution of this Agreement.

    "Citizens Shareholders" means the shareholders of record as of the Effective Time of the Merger Sub Merger of Citizens Common Stock who are not holders of Dissenting Shares.

    "Claim" means a claim for indemnification under Section 7.8 of this Agreement.

    "Closing Date" means the first Friday which is at least two business days after the satisfaction or waiver of all the conditions set forth in Article 8 of this Agreement.

    "Code" means the United States Internal Revenue Code of 1986, as amended.

    "Confidentiality Agreement" means that certain Confidentiality Agreement between the Bank and C.E. Peterson & Company as agent for Citizens.

    "Consents" shall mean every consent, approval, absence of disapproval, waiver or authorization from, or notice to, or registration or filing with, any Person (as defined below).

    "CVB" means CVB Financial Corp., a California corporation.

    "CVB Disclosure Schedule" means the Disclosure Schedule delivered by CVB and the Bank to Citizens upon the execution of the Agreement.

    "Deposit" shall mean any deposit as defined in Section 3(1) of the Federal Deposit Insurance Act, as amended to the date of this Agreement (12 U.S.C.
Section 1813(1)).

    "Dissenting Shares" means any shares of Citizens Common Stock that are (i) issued and outstanding immediately prior to the Effective Time of the Merger Sub Merger and (ii) "dissenting shares" as that term is defined in Section 1301(b) of the California Corporations Code.
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    "DPC Property" shall mean voting securities, other personal property and real property acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted in good faith, retained with the object of sale for a period not longer than one year, or any applicable statutory holding period and recorded in the holder's business records as such.

    "Effective Time" means the time at which the Merger becomes effective when the filings required by the applicable California Financial Code and California General Corporation Law are completed.

    "Effective Time of the Merger Sub Merger" means the time when the filings required by the applicable provisions of the California Financial Code and California Corporations Code are completed and the Merger Sub Merger becomes effective.

    "Encumbrance" shall mean any option, pledge, security interest, lien, charge encumbrance or restriction (whether on voting disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

    "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all Governmental Entities and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with Citizens would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.
                                    80
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    "Exchange Act" means the Securities Exchange Act of 1934, as amended, 15
U.S.C.  Section Section 78a-78jj.

    "Exchange Agent" means a bank or trust company selected by the Bank and reasonably acceptable to Citizens.

    "Exchange Fund" means the cash deposited with the Exchange Agent for the benefit of the holders of Citizens Certificates.

    "Executive Officer" shall mean a natural person who participates or has the authority to participate (other than in the capacity of a director) in major policy making functions, whether or not such person has a title or is serving with salary or other compensation.

    "Exposure Period" means the period of (i) ownership or operation by Citizens of its current properties, (ii) participation by Citizens in the management of any Participation Facility, or (iii) the holding by Citizens of a security interest in a Loan Property.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "GAAP" means generally accepted accounting principles, consistently applied.

    "Governmental Entity" means any court, administrative agency, Regulatory Agency or other governmental authority or instrumentality.

    "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.
                                    81
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    "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 30f, et seq.); and all comparable state and local laws, laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

    "Indemnified Party" means any natural person who has been at any time prior to the Effective Time, a director, officer, employee or other agent of Citizens.

    "Injunction" means any order, injunction or decree issued by any court or agency of competent jurisdiction, or other legal restraint or prohibition.

    "Loan" means any loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets).

    "Loan Property" means any property in which Citizens holds a security interest for an amount greater than $100,000, and, where required by the context, such term means the owner or operator of such property.
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    "Material Adverse Effect" means, with respect to Citizens or the Bank, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole.

    "Merger" means the business combination between Citizens and the Bank contemplated by this Agreement.

    "Merger Sub" means the non-operating subsidiary of the Bank to be organized in accordance with the provisions of Section 772 of the California Financial Code and the rules and regulations of the superintendent thereunder.

    "Merger Sub Merger" means the business combination between the Merger Sub and Citizens contemplated by this Agreement.

    "Merger Sub Merger Agreement" shall mean the Merger Sub Merger Agreement to be entered into by and between Merger Sub and Citizens substantially in the form of Exhibit A-1 hereto, but subject to any changes that may be necessary to conform to any requirements of any Regulatory Agency having authority over the Merger Sub Merger (as defined above).

    "Noncompetition Agreement" shall mean an agreement, substantially in the form of Exhibit B-1 or B-2 hereto pursuant to which each of the directors and Executive Officers of Citizens as of the date of the Agreement shall covenant not to compete with the Surviving Bank (as defined below).

    "Participation Facility" means any facility in which Citizens participates in the management and, where required by the context, such term means the owner or operator of such property.

    "Permits" means all material licenses, franchises, permits and authorizations.

    "Person" shall mean any natural person, corporation, trust, association, unincorporated body, partnership, joint venture, Governmental Entity, statutorily or regulatorily sanctioned unit or any other person or organization.

    "Plan" means each employee benefit plan, arrangement or agreement for current or former employees or directors of Citizens that is maintained as of the date of this Agreement by Citizens or by an ERISA Affiliate.

    "Proxy Statement" means the Proxy Statement that will be used by Citizens to solicit proxies of each of its shareholders in connection with the approval and adoption of this Agreement.
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    "Purchase Price Certificate" shall mean a certificate, executed by the Chief
Executive Officer and Chief Financial Officer of Citizens and dated as of the Closing Date (as defined above), setting forth the Conversion Amount, including Citizens Earnings, together with the arithmetic calculations and adjustments made pursuant to Sections 2.1 and 2.2.

    "Regulatory Agency" means the FDIC, the California State Banking Department, and any other state or federal regulatory agency.

    "Regulatory Agreement" means any cease and desist or other order or directive issued by; any written agreement, consent agreement, commitment letter or memorandum of understanding with; any supervisory order from; and any board resolution adopted at the request of any Regulatory Agency or other Governmental Entity.

    "Requisite Regulatory Approvals" means all regulatory approvals required to consummate the transaction contemplated by this Agreement and the expiration of all statutory waiting periods in respect thereof.

    "Rule" shall mean any statute or law or any judgment, decree, injunction, order, regulation or rule of any Governmental Entity, including, without limitation, those relating to disclosure, usury, equal credit opportunity, equal employment, fair credit reporting and anticompetitive activities.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended, 15 U.S.C. Section Section 77a-77aa.

    "Shareholder's Agreement" shall mean an agreement, substantially in the form of Exhibit C hereto, pursuant to which each signatory shall agree to vote or cause to be voted all shares of Citizens Common Stock with respect to which such Person has voting power on the date hereof or hereafter acquires to approve the Agreement and the transactions contemplated hereby and all requisite matters related thereto.
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    "State Banking Department Approvals" means the approval of applications filed under the California Financial Code regarding the Merger Sub Merger and the Merger.

    "Subsidiaries" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated,which is consolidated with such party for financial reporting purposes.

    "Tank" shall mean treatment or storage tanks, sumps or water, gas or oil wells and associated piping transportation devices.

    "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local, or foreign taxing authority, including but not limited to income, excise, gross receipts, license, real property, personal property, sales, use, value added, transfer, franchise, employment, payroll, withholding, estimated, social security, unemployment, disability, information reporting, or any other taxes, including any interest, penalties or additions attributable thereto.

    "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

    "Transaction Costs" means the after-tax effect of all expenses, costs and fees paid or incurred by Citizens (but excluding administrative overhead) in connection with the transactions described herein, including, without limitation
(a) legal, accounting, investment banker, advisory and other professional fees and costs, and (b) any remediation costs Citizens must pay with respect to any environmental condition on any of Citizen's Real Property set forth on the Citizens Disclosure Schedule, or any real property acquired prior to the Effective Time of the Merger Sub Merger, to the extent such costs are not already included in Citizens Earnings, as defined in Section 2.2 herein. The after-tax effect shall be calculated using the highest marginal rates for United States and California taxes based on corporate income, without regard to actual taxes paid by, and rates applicable to, Citizens.